UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

Champps Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 – Other Events.

The Board of Directors of Champps Entertainment, Inc. (the “Company”) has fixed the record and meeting dates for a special meeting of stockholders to vote upon a proposal to approve and adopt the previously announced Agreement and Plan of Merger, dated as of July 3, 2007 (the “Merger Agreement”), by and among F&H Acquisition Corp., a Delaware corporation (“F&H”), Last Call Acquisition, Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of F&H, and the Company.

Stockholders of record at the close of business on August 27, 2007 will be entitled to receive notice of, and to vote at, the special meeting, which will be held at 10:00 a.m., local time, on September 28, 2007, at the Company’s executive offices, 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed its definitive proxy statement on August 28, 2007 with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement, as well as other filed documents containing information about the Company at www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available on its internet site at www.champps.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPPS ENTERTAINMENT, INC.
(Registrant)

Date: August 29, 2007	By:	/s/ David D. Womack
	Name:	David D. Womack
	Title:	Chief Financial Officer